                                 Ratio of Earnings to Fixed Charges
                               Amounts in thousands except for ratio

                                                              For the    For the      Fiscal
                                    Fiscal Years              4 Months   8 Months      Year
                           --------------------------------    Ended       Ended     --------
                            FY 90       FY 91       FY 92      5/31/92    1/31/93     FY 94
                            Actual      Actual      Actual     Actual      Actual     Actual
                           --------    --------    --------    -------    --------   --------
Fixed charges

   Interest expense         19,451      18,416      15,876      4,165      14,190     21,826
   Amortization of
     deferred financing
     costs                   1,465       1,620       2,176        763       1,513      1,699
                           --------    --------    --------    -------    --------   --------
   Total interest expense   20,916      20,036      18,052      4,928      15,703     23,525

Interest portion of
   rental expense           13,836      15,715      17,249      4,858       9,537     14,536
                           --------    --------    --------    -------    --------   --------

   Total fixed charges      34,752      35,751      35,301      9,786      25,240     38,061


Earnings

   Income from continuing
     operations before
     income tax            (10,625)     (3,978)      3,948     (3,835)     (5,107)   (61,136)

   Total fixed charges      34,752      35,751      35,301      9,786      25,240     38,061
                           --------    --------    --------    -------    --------   --------
                            24,127      31,773      39,249      5,951      20,133    (23,075)
                           ========    ========    ========    =======    ========   ========

Ratio of earnings to      Inadequate  Inadequate             Inadequate Inadequate Inadequate
   fixed charges           Earnings    Earnings       1.11    Earnings   Earnings   Earnings
                           ========    ========    ========    =======    ========

Amount of coverage
   deficiency               10,625       3,978                  3,835       5,107     61,136
